THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR SUBMISSION TO RAYBOR MANAGEMENT, INC. OF INFORMATION, AND AT ITS OPTION AN OPINION OF COUNSEL SATISFACTORY TO IT IN FORM AND SUBSTANCE, INDICATING THAT REGISTRATION OR QUALIFICATION UNDER THOSE LAWS IS NOT REQUIRED. TRANSFER OF THIS WARRANT ALSO IS RESTRICTED BY THE SHAREHOLDERS AGREEMENT DATED JANUARY 3, 2005 AMONG RAYBOR MANAGEMENT, INC. AND ITS SHAREHOLDERS AND WARRANT HOLDERS.

RAYBOR MANAGEMENT, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Date of Issuance: January 3, 2005 Certificate No. W-1

This certifies that, for value received, C3 CAPITAL PARTNERS, L.P., a Delaware limited partnership, with its principal offices at 4520 Main Street, Suite 1600, Kansas City, Missouri 64111, its successors and assigns (together with its successors and assigns, the "**Initial Purchaser**"), or its assigns are entitled to subscribe for and purchase in accordance with the provisions of this Warrant, from RAYBOR MANAGEMENT, INC. (the "**Company**"), a Delaware corporation, with its principal offices at 221 West 10th Street, Medford, Oregon 97501, 1,272,227 shares of .0001 par value Common Stock of the Company (the "**Subject Common Stock**") for the exercise price of $0.0001 per share (the "**Warrant Exercise Price**"); subject, however, to adjustment as provided in Section 4 hereof. This Warrant was issued pursuant to, and is subject to, the terms of the Purchase Agreement, as hereinafter defined, and the holder of this Warrant shall be entitled to all the benefits and rights applicable to a holder hereof under the provisions of the Purchase Agreement (as defined below).

1. **Certain Definitions.** In addition to the terms defined in other provisions hereof, as used in this Warrant the following terms (in their singular and plural forms) shall have the specified meanings (all capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement):

(1) "**Act**" shall have the meaning assigned to that term in Section 9(1) of this Warrant.

(2) "**Broadmark Warrant**" means the Warrant to Purchase Shares of Common Stock issued to Broadmark Capital, LLC of event date herewith authorizing it to acquire shares of Common Stock.

(3) **"Call Options"** means the stock purchase rights of the Company to purchase up to 24,103,096 shares, subject to adjustment, of currently issued or outstanding Common Stock owned by Dennis L. Simpson pursuant to various Stock Purchase Agreements between the Company and Simpson dated March 31, 2004.

(4) **"Common Stock"** means the shares of Common Stock, $0.0001 par value, of the Company.

(5) **"Common Stock Deemed Outstanding"** means, at any given time, (i) the amount of Common Stock actually outstanding at such time, plus (ii) the amount of Common Stock deemed to be outstanding pursuant to Sections 4(2) and 4(5), regardless of whether or not the Options and Convertible Securities are actually exercisable at such time.

(6) **"Convertible Securities"** means any evidence of debt, warrant, option or other security which is, directly or indirectly, convertible into or exercisable or exchangeable for shares of Common Stock, with or without the payment of additional consideration, either immediately or upon arrival of a specified date or the happening of a specified event.

(7) **"Expiration Date"** shall have the meaning assigned to that term in Section 2 of this Warrant.

(8) **"Holder"** means the Initial Purchaser or any Person or Persons to whom the Initial Purchaser or any assignee has assigned this Warrant pursuant to the provisions of this Warrant.

(9) **"Market Price"** of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 4:00 p.m., New York time, or, if on any date such security is not quoted in the NASDAQ system, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ system or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Required Warrant Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Required Warrant Holders reasonably skilled in valuing securities of this type. If the Company and the Required Warrant Holders are unable to agree on an appraiser, the appraiser shall be selected using the same procedure for selecting an appraiser to determine Fair Market Value pursuant to the Purchase Agreement. The determination of the "Market Price" of securities of the Company pursuant to Section 3 shall be made assuming such sale is made between a willing buyer and a willing seller and taking into account all relevant factors determinative of value without regard to any discount for any lack of liquidity attributable to a lack of a public market for

such security, any block discount or discount attributable to the size of any Person's holdings of such security or any minority interest or any voting rights thereof or lack thereof. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

(10) **"Options"** means any rights to subscribe for or to purchase or any options to purchase Common Stock or Convertible Securities from the Company.

(11) **"Organic Change"** shall have the meaning assigned to that term in Section 4(1) of this Warrant.

(12) **"Public Offering"** means an offering of capital stock or other Equity Interests of the Company (or any successor to the Company) that is registered with the Securities and Exchange Commission under the Act.

(13) **"Purchase Agreement"** means the Securities Purchase Agreement, dated January 3, 2005, by and among the Company, the Initial Purchaser, and certain other parties, as it may be supplemented, amended or modified from time to time in accordance with the provisions thereto.

(14) **"Qualified Public Offering"** means a public offering of Commons Stock or other equity security of the Company or its successor, as applicable; in which the Company or its successor, as applicable, is valued on a pre-offering basis as $25,000,000 or more and in which the Company or its successor receives net proceeds of at least $10,000,000.

(15) **"Qualified Sale"** means any merger, consolidation, change of control, liquidation or sale of all or substantially all of the Company's share of capital stock or assets or the assets of any of its subsidiaries (or shares of capital stock of any subsidiary if subsequently held by the Company's stockholders) whereby the cash proceeds or the Market Price of the marketable securities issued in exchange for the sale of the Company's shares of capital stock (or any subsidiary, as the case may be) (as determined on the effective date of such exchange) results in an aggregate gross proceed in cash and /or stock to the holders of the Company's capital stock of at least $25,000,000.

(16) **"Required Warrant Holders"** means the holder or holders of Warrants representing the right to acquire more than sixty-six and two-thirds percent (66-2/3%) of the shares of fully-diluted Common Stock then acquirable upon the exercise of all Warrants then outstanding (disregarding any limitations on their exercisability on such date).

(17) **"Shareholders Agreement"** means that Shareholders Agreement among the Company and its shareholders and warrant holders dated January 3, 2005.

(18) **"Warrants"** means this Warrant, all other warrants issued pursuant to the Purchase Agreement, and all warrants issued in exchange, substitution or replacement of any of the foregoing.

2. **Term.** This Warrant shall be exercisable, subject to the other terms and conditions specified herein, at any Time before the later of January 4, 2015 or the date on which all amounts due on the Notes (principal and interest) has been paid in full and subject to earlier termination on the day immediately prior to the day of closing of a Qualified Public Offering or Qualified Sale (the "**Expiration Date**"). At 5:00 p.m. Kansas City, Missouri time on the Expiration Date, this Warrant and all rights and obligations hereunder shall automatically terminate and shall be of no further force and effect.

3. **Exercise of Warrant.** This Warrant may be exercised, in whole or in part, but in any event for no less than ten percent (10%) of the Subject Common Stock or the remainder of the Subject Common Stock then exercisable, whichever is less, at any time (and from time to time in the case of partial exercise) prior to the Expiration Date, subject to the terms and conditions specified herein, by presentation and surrender of this Warrant, with the notice of exercise form attached hereto as **Exhibit A** duly completed and executed, and payment of the applicable Warrant Exercise Price for the Subject Common Stock (or the portion thereof for which this Warrant is being exercised), in cash or by surrender to the Company of debt or equity securities of the Company or any of its Subsidiaries having a Market Price (including any interest due thereon) in the amount of the Warrant Exercise Price of the shares for which this Warrant is being exercised, to the Company at its principal office. If the Warrant is tendered in connection with a registered Public Offering of the Company's securities and the exercise is contingent upon the closing of such offering, the form attached hereto as **Exhibit A-1** shall be delivered by the Holder in lieu of **Exhibit A**. The Holder shall be deemed to become the holder of the Subject Common Stock (or the portion thereof for which this Warrant is being exercised), and the Subject Common Stock (or such portion thereof) shall be deemed to have been issued, immediately before the close of business on the date on which this Warrant is exercised. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered Public Offering, the exercise of any portion of this Warrant may, at the election of the Holder hereof, be conditioned upon the consummation of the Public Offering, in which case such exercise shall not be deemed to be effective until the consummation thereof. If this Warrant is exercised, a certificate representing the number of shares of Common Stock as to which this Warrant has been exercised shall be delivered to the Holder as soon as possible and in any event within ten (10) days after the exercise. The Company shall assist and cooperate with the Holder to make any required governmental filings or obtain any required governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company). In the event of a partial exercise of this Warrant, the Company shall promptly issue to the Holder a replacement Warrant containing the same terms and conditions except for a reduction in the number of shares comprising the Subject Common Stock to take into account the partial exercise.

4. **Certain Adjustments.** The Warrant Exercise Price and number and type of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(1) **Adjustment of Amount of Subject Common Stock Upon Certain Issuances and Sales.**

A. **Issuances and Sales Below Base Price.** Except for adjustments determined pursuant to Sections 4(3) and (4) below, if and whenever after the Date of Issuance the Company issues or sells, or in accordance with this Section 4(1) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the then current Base Price, as determined in Section 4(1)B, the amount of Subject Common Stock acquirable upon exercise of this Warrant shall be adjusted in the manner provided by Section 4(1)C.

B. **Base Price and Adjustments.** If and whenever on or after the Date of Issuance the Company issues or sells, or in accordance with this Section is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the current Base Price as determined herein (as such amount is proportionately adjusted for splits, combinations, distributions and recapitalizations affecting Common Stock after the original date of issuance of this Warrant), then immediately upon such issue or sale the Base Price shall be reduced to the Base Price determined by multiplying the Base Price in effect immediately prior to such issue or sale (or deemed issue or sale) by a fraction, the numerator of which shall be the sum of (1) the amount of Common Stock Deemed Outstanding immediately prior to such issue or sale (or deemed issue or sale) multiplied by the Base Price as of the date of such issue or sale (or deemed issue or sale), plus (2) the consideration, if any, received by the Company upon such issue and sale (or deemed issue or sale), and the denominator of which shall be the product derived by multiplying the Base Price by the amount of Common Stock Deemed Outstanding immediately after such issue or sale (or deemed issue or sale). The initial Base Price shall be $0.56.

C. **Adjustments in Subject Common Stock.** Upon each such adjustment of the Base Price hereunder, the amount of Subject Common Stock acquirable upon exercise of this Warrant shall be adjusted to the amount of Subject Common Stock determined by multiplying the Base Price in effect immediately prior to such adjustment by the amount of Subject Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Base Price resulting from such adjustment.

D. **Exclusions.** No adjustment under this Section 4(1) shall be made in connection with the issuance of (i) up to 1,715,809 shares of Common Stock (subject to adjustment for stock splits, dividends, combinations and non-exercise of the Call Options) to officers, directors, consultants or employees of the Company (except the Management Shareholders) pursuant to equity incentive plans, or amendments to the same, consented to in accordance with the Purchase Agreement, (ii) any Common Stock pursuant to the Warrants, and (iii) any Common Stock pursuant to the Broadmark Warrant.

(2) **Effect on Base Price of Certain Events.** For purposes of determining the adjusted Base Price and amount of Subject Common Stock acquirable upon exercise of this Warrant under Section 4(1)C, the following shall be applicable:

A. **Issuance of Rights or Options.** If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the

exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Base Price determined immediately prior to such granting or sale, then immediately upon such issue or sale in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options, or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum amount of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment under this Section shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

B. **Issuance of Convertible Securities.** If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Base Price determined immediately prior to such issuance or sale, then the maximum amount of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon conversion or exchange thereof" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum amount of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment under this Section shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Base Price had been or are to be made pursuant to other provisions of this Section, no further adjustment of the Base Price shall be made by reason of such issue or sale.

C. **Change in Option Price or Rate.** If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issuance, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Base Price in effect at the time of such change shall be adjusted immediately to the Base Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially

granted, issued or sold and the amount of Subject Common Stock shall be correspondingly adjusted; provided, that if such adjustment of the Base Price would result in an increase in the Base Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given to all Holders. For purposes of this Section, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Subject Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Base Price to be increased.

D. **Treatment of Expired Options and Unexercised Convertible Securities.** Upon the expiration (but not the extension) of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Base Price then in effect and the amount of Common Stock acquirable hereunder shall be adjusted immediately to the Base Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that if such expiration or termination would result in an increase in the Base Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all Holders. For purposes of this Section, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Base Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Warrant.

E. **Calculation of Consideration Received.** If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the Required Warrant Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Required Warrant Holders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

F. **Integrated Transactions.** In case any Option or Convertible Security is issued in connection with the issue or sale of other equity securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options

or Convertible Securities by the parties thereto, the Options and Convertible Securities shall be deemed to have been issued without consideration.

G. **Treasury Shares.** The amount of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company and the disposition of any of the Company's shares so owned or held shall be considered an issue or sale of Common Stock.

H. **Record Date.** If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such Dividend or the making thereof or the date of the granting of such right of subscription or purchase, as the case may be.

(3) **Subdivision or Combination of Common Stock, Exercise of Call Options.** If the Company at any time subdivides (by any share split, dividend or otherwise) its Common Stock into a greater amount of shares, the Base Price in effect immediately prior to such subdivision shall be proportionately reduced and the amount of Subject Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company fails to exercise all or a portion of the Call Options on or before December 31, 2005, the Base Price in effect on such date shall be proportionately decreased and the amount of Subject Common Stock obtainable upon exercise of this Warrant shall be proportionately increased by the number of shares subject to the Call Options which have not been exercised. If the Company at any time combines (by reverse stock split or otherwise) its Common Stock into a smaller amount of shares, the Base Price in effect immediately prior to such combination shall be proportionately increased and the amount of Subject Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

(4) **Stock Dividends, Reclassifications, Mergers or Sales.** Any dividend, distribution, recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is declared or effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "**Organic Change.**" Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Required Warrant Holders) to ensure that the Holder shall thereafter have the right to acquire, upon exercise of this Warrant, in lieu of or in addition to (as the case may be) the Subject Common Stock as constituted immediately prior to such Organic Change, such shares of stock, securities or assets as may be issued or payable in connection with such Organic Change with respect to or in exchange for the number of shares of Common Stock that is equal to the number of shares comprising the Subject Common Stock immediately prior to such Organic Change. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Required Warrant Holders) with respect to the Holder's rights and interests under this Warrant to ensure that all the provisions of this Warrant (or substitute provisions conferring comparable rights and benefits on the Holder) shall thereafter continue to be applicable. The Company shall not effect

any such consolidation, merger or sale except a Qualified Sale, unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Required Warrant Holders), the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire upon exercise of this Warrant.

(5) **Certain Events.** If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of equity appreciation rights, phantom equity rights or other rights with equity features, except as permitted by Section 4(1)D of this Warrant), then the Company's board of directors shall make an appropriate adjustment in the Warrant Exercise Price and/or the Base Price, as the case may be, and the amount of Subject Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holders; provided, that no such adjustment shall increase the Warrant Exercise Price and/or the Base Price, as the case may be, as otherwise determined pursuant to this Section 4 or decrease the amount of Subject Common Stock issuable upon exercise of this Warrant. In addition to and not in limitation of the Holder's rights and remedies under this Warrant and the Purchase Agreement, in the event of a breach of any representation or warranty contained in the Purchase Agreement concerning the capitalization of the Company, including, without limitation, Section 5.2, then the Warrant Exercise Price and/or the Base Price, as the case may be, and the amount of Subject Common Stock obtainable upon exercise of the Warrants shall be automatically adjusted so the aggregate amount of Subject Common Stock obtainable upon exercise of the Warrants on the Date of Issuance shall be equal to 3.33% of the fully diluted shares of Common Stock as of the Date of Issuance after giving effect to the matters described above. Any adjustments to the Warrant Exercise Price and the amount of Subject Common Stock obtainable upon exercise of the Warrants made during the period after the Date of Issuance and before any adjustment to the same made in accordance with the preceding sentence shall be recomputed to give full effect to the adjustments made in accordance with this sentence. For the avoidance of doubt, it is the intent of the parties that on the Date of Issuance the Warrants shall be exercisable for an aggregate amount of Subject Common Stock equal to 3.33% of the fully diluted shares of Common Stock as of the Date of Issuance.

(6) **No Avoidance.** In the event the Company shall enter into any transaction for the purpose of avoiding the provisions of this Section, the benefits provided by such provisions shall nevertheless apply and be preserved.

(7) **Notices.** Except for those transactions described in Section 4(1)D of this Warrant, the Company shall give written notice to the Holder at least twenty (20) days prior to the date on which the Company closes its books, takes a record or pays or distributes any cash or property (i) with respect to any distribution or other payment upon or with respect to any Common Stock, (ii) with respect to any subscription offer to any shareholder of the Company, or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall give written notice to the Holder at least twenty (20) days prior to the date of closing of a Qualified Public Offering or Qualified Sale. The Company shall also give written notice to the Holder at least ten (10) days prior to the date on which any Change in Control shall take place or, if later, within ten (10) days after the Company learns that the Change in Control has occurred or is

going to occur. Moreover, except for those transactions described in Section 4(1)D of this Warrant, the Company shall give at least ten (10) days prior written notice to the Holder before entering into any agreement with respect to, or undertaking any action in connection with, any issuance of Common Stock to any Person other than in connection with the exercise of any Warrants.

Whenever the Subject Common Stock purchasable hereunder is adjusted pursuant to this Section 4, the Company shall prepare a certificate signed by the Company's chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the methodology used by the Company in determining the adjustment, and shall cause a copy of the certificate to be delivered to the Holder in accordance with Section 20 of this Warrant.

(8) **Purchase Rights.** If at any time the Company grants or issues any Convertible Securities or rights to purchase Common Stock, options, warrants, securities or other similar property (the **"Purchase Rights"**) in respect of its Common Stock not otherwise deemed an Organic Change or otherwise covered by any other adjustment provision of Section 4 hereunder, then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the Subject Common Stock acquirable upon full exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the shareholders are to be determined for the grant, issue or sale of such Purchase Rights (disregarding any limitations on the exercisability hereof on the date thereof).

5. **Adjustment of Number of Outstanding Shares.** Until a Qualified Sale or Qualified Public Offering at which time this Section 5 shall terminate on the day immediately preceding the day of closing of a Qualified Sale or Qualified Public Offering, in connection with any adjustment pursuant to Section 4 which would have the effect of increasing the amount of Subject Common Stock which would be issuable upon exercise of this Warrant (assuming for this purpose that no portion of this Warrant had been exercised), the Company shall issue to each Holder who retains shares of Common Stock previously obtained upon any exercise of this Warrant, that amount of Common Stock which, when added to the amount of Common Stock held by such Holder, would equal the product of (a) the amount of Common Stock held by such Holder (after exercise of this Warrant) multiplied by (b) a fraction, (i) the numerator of which is the maximum amount of Common Stock which would have been obtainable upon exercise of this Warrant after giving effect to such adjustment; and (ii) the denominator of which is the maximum amount of Common Stock which would have been obtainable upon exercise of this Warrant prior to giving effect to such adjustment (assuming for purposes of clauses (i) and (ii) that no portion of this Warrant had been previously exercised); provided, that this Section will not apply to any such increase effected pursuant to Section 4 to the extent attributable to a subdivision, by split, dividend, recapitalization or otherwise, of the classes of outstanding shares of Common Stock which has otherwise resulted in issuance of the same amount of shares to any such Holder. It is understood and agreed that this Section 5 shall only apply to the Initial Purchaser and those Holders meeting the requirements set forth in Section 9 and no other transferee of the Subject Common Stock.

6. **Reservation of the Subject Common Stock.** The Subject Common Stock will, upon issuance, be fully paid and nonassessable and free from any and all taxes and charges (other

than income, gross receipts or franchise taxes, charges and assessments) with respect to the issue thereof, and the Holder shall have no obligation to make any capital contribution or other payment to the Company other than payment of the Warrant Exercise Price.

7. **Closing of Books.** Except as otherwise provided in this Warrant and to the extent necessary to assure compliance with federal, state, or other securities laws, the Company shall not close its books against the issuance of any Common Stock in any manner that interferes with the timely exercise of this Warrant.

8. **Compliance with Securities Laws.**

(1) **Investment Intent.** The Holder, by accepting this Warrant, confirms and acknowledges the representations and warranties set forth in Section 8.4 of the Purchase Agreement, and represents to the Company that Holder is an "accredited investor" as that term is defined by the Securities and Exchange Commission and that Holder (an any authorized transferee thereof) shall be an "accredited investor" upon any exercise hereunder and that this Warrant is being acquired for (and if this Warrant is exercised the Subject Common Stock will be acquired for) its own account for investment purposes only and not with a view to a distribution thereof, and that the Holder will not offer, sell or otherwise dispose of this Warrant (or the Subject Common Stock) except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "**Act**"), and any applicable state securities and pursuant to the Shareholders Agreement referenced in the legend set forth below. This Warrant (and any substitute Warrants) and all certificates representing the Subject Common Stock issued hereunder (unless registered under the Act and any applicable state securities and no longer subject to the Shareholders Agreement) shall be stamped or imprinted with a legend in substantially the following form:

> **[THIS WARRANT HAS] [THE SECURITIES EVIDENCED HEREBY HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR SUBMISSION TO RAYBOR MANAGEMENT, INC. OF INFORMATION, AND AT ITS OPTION AN OPINION OF COUNSEL SATISFACTORY TO IT IN FORM AND SUBSTANCE, INDICATING THAT REGISTRATION OR QUALIFICATION UNDER THOSE LAWS IS NOT REQUIRED. TRANSFER OF [THIS WARRANT] [THE SECURITIES EVIDENCED HEREBY] ALSO IS RESTRICTED BY THE SHAREHOLDERS AGREEMENT DATED JANUARY 3, 2005 AMONG RAYBOR MANAGEMENT, INC. AND ITS SHAREHOLDERS AND WARRANT HOLDERS.**

(2) **Removal of Legends.** When the restrictions on Transferability shall no longer be required by applicable federal or state securities laws, as reflected in a written opinion, in form and substance reasonably satisfactory to the Company, of counsel reasonably satisfactory to the Company (and the opinion of Polsinelli Shalton Welte Suelthaus PC, Kansas City, Missouri, shall be deemed to be satisfactory to the Company), the Company shall, or shall instruct its transfer agent

or warrant agent, as appropriate, to, issue new certificates evidencing such securities, registered in the name of the Holder, not bearing the legends required by this Section 8, with respect to federal and state securities law requirements. At such time as the restrictions on transfer contained in the Shareholders Agreement are no longer applicable to the Shares, the Company shall, or shall instruct its transfer agent or warrant agent, as applicable, to issue new certificates evidencing such securities, registered in the name of the Holder, not bearing that portion of the legend required by this Section 8 with respect to the Shareholders Agreement restrictions.

9. **Transferability.** Subject to any transferee meeting the suitability standards set forth in Section 8 hereof and becoming a party to the Shareholders Agreement and the Holder transferring such portion of the Warrant equaling at least 10% of the Subject Common Stock as of the Issuance Date, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of **Exhibit B** attached hereto) at the principal office of the Company. Any Person in possession of this Warrant properly endorsed to him or it is authorized to represent himself or itself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. The Company shall be entitled to treat the Person in whose name this Warrant is registered as the owner and holder for all purposes.

10. **Rights as Holder; Information.** The Holder shall not be entitled to vote or receive any dividends or distributions of the Company in connection with this Warrant or be deemed the owner of the Subject Common Stock until exercise of this Warrant, nor shall anything contained herein be construed to confer upon the Holder, solely as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote for the election of members of the Board of Directors or upon any matter submitted to the shareholders of the Company at any meeting thereof or to receive notice of meetings, until this Warrant has been exercised and the Subject Common Stock has become deliverable, as provided herein. The Company shall take no action or position (except as required as a result of a final decision of a court or a Governmental Body having jurisdiction over the Company for tax matters) which would reflect the Holder as an owner of the Subject Common Stock until exercise of this Warrant. Notwithstanding the foregoing, the Company may report the Holder's beneficial ownership of the Subject Common Stock as required by federal and state securities law.

11. **Put Arrangements.** At any time after the earliest to occur of (i) an Event of Default that is not cured within any applicable cure period, (ii) January 4, 2010, or (iii) the date upon which payment in full of the Notes is required, the Holder of this Warrant (disregarding any limitations on the exercisability of this Warrant at such times) or the holder of the Subject Common Stock shall have the right, exercisable by delivering a written notice (the "**Put Notice**") to the Company, to cause the Company to repurchase (the "**Put**") all or any portion of this Warrant which has not been exercised by the Holder and all or any portion of the Subject Common Stock as to which this Warrant has been exercised by the Holder at a purchase price and in the manner specified in Section 4.10 of the Purchase Agreement.

12. **Call Arrangements.** Until January 4, 2008, the Company shall have the right to redeem a portion of this Warrant and a portion of the Subject Common Stock at a price and in the manner and subject to the limitations specified in Section 4.11 of the Purchase Agreement.

13. **Amendment and Certain Waivers.** Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Required Warrant Holders.

14. **Benefit of Parties: Assignability.** All of the terms and conditions of this Warrant shall be binding upon any entity succeeding the Company by merger or consolidation, and all of the Company's obligations relating to the Subject Common Stock shall survive the exercise of this Warrant, and all of the Company's covenants and agreements shall inure to the benefit of the Holder's successors and assigns. The Company may not assign or transfer its obligations hereunder, except with the prior written consent of the Holder. The Holder and any subsequent holder of the Subject Common Stock shall be entitled to enforce all of the provisions of this Warrant, including, but not limited to, the provisions of Section 11 of this Warrant, and all holders of the Subject Common Stock shall be deemed to be third-party beneficiaries of the provisions of this Warrant.

15. **Captions.** The captions of the sections of this Warrant are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Warrant.

16. **Governing Law; Consent to Forum.** This Warrant shall be governed by the laws of the State of Missouri without giving effect to any choice of law rules thereof. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN JACKSON COUNTY, MISSOURI OR FEDERAL COURT IN THE WESTERN DISTRICT OF MISSOURI, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE COMPANY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE COMPANY FURTHER AGREES NOT TO ASSERT AGAINST HOLDER (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN A PROCEEDING INITIATED BY HOLDER) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THIS WARRANT, THE OTHER INVESTMENT DOCUMENTS, HOLDER'S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTION.

17. **WAIVER OF JURY TRIAL AND COUNTERCLAIMS.** TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION TO HOLDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH HOLDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO THIS

WARRANT, ANY OF THE INVESTMENT DOCUMENTS, THE INDEBTNEDSS, THE COLLATERAL SECURING THE INDEBTEDNESS, OR THE HOLDER'S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

18. **Lost Warrants or Share Certificates.** The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any certificate representing the Subject Common Stock and, in the case of any such loss, theft, or destruction, upon receipt of an indemnity bond or other agreement or security reasonably satisfactory to the Company or in the case of any such mutilation upon surrender and cancellation of the Warrant or certificate, the Company shall make and deliver a new Warrant or certificate, of like tenor, in lieu of the lost, stolen, destroyed, or mutilated Warrant or certificate.

19. **Merger or Consolidation of the Company.** Except for a Qualified Sale, the Company will not merge or consolidate with or into any other entity unless either the Company is the surviving entity or the surviving or resulting entity expressly assumes, by supplemental agreement in form and substance reasonably acceptable to the Holder, the due and punctual performance of the covenants and conditions of this Warrant to be performed and observed by the Company.

20. **Notices.** All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent via facsimile to the Holder at the address set forth in the first paragraph of this Warrant or to any other address or number as the Holder may specify in writing.

21. **Remedies.** The rights and remedies provided by this Warrant shall be cumulative, and shall be in addition to and not exclusive of other rights and remedies available under or pursuant to the Purchase Agreement, at law or in equity. The exercise or waiver by the Holder of any right or remedy available under this Warrant shall not be deemed to be a waiver of any other right or remedy available under this Warrant, the Purchase Agreement, at law or in equity.

22. **Survival of Agreements.** All agreements of the Company and the Holder contained herein shall survive until, by their respective terms, they are no longer operative; provided, however, this Warrant shall terminate in all respects on the Expiration Date. Notwithstanding the foregoing or any other provision of this Warrant, the Company shall remain liable after the Expiration Date for any breach or default of the Company occurring prior to the Expiration Date.

23. **Conflict.** In the event of any conflict between the provisions of this Warrant and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative as of day and year first above written.

RAYBOR MANAGEMENT, INC.,
a Delaware corporation

By: ______________________
Name: Jeff Holmes
Title: CEO/ [illegible]

EXHIBIT A
NOTICE OF EXERCISE

To: Raybor Management, Inc.

1. The undersigned hereby elects to purchase the Subject Common Stock of Raybor Management, Inc. (the "Company") or the Subsidiaries, pursuant to the terms of the attached Warrant, and tenders herewith payment of [$_______], the applicable Warrant Exercise Price under the provisions of such Warrant.

2. If Stock in the Company or the Subsidiary is certificated, please issue a certificate or certificates representing the Subject Common Stock of the Company in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the Subject Common Stock is being acquired for the account of the undersigned for investment purposes only and not with a view to, or for resale in correction with, the distribution thereof.

By:______________________________

By:______________________________
(Signature)

(Date)

EXHIBIT A-1
NOTICE OF EXERCISE

To: Raybor Management, Inc.

1. Contingent upon and effective immediately prior to the closing of the public offering contemplated by the Registration Statement of Raybor Management, Inc. or a Subsidiary on Form _____, filed on ___________, ____ ("Closing"), the undersigned hereby elects to purchase the Subject Common Stock pursuant to the terms of the attached Warrant, pursuant to the provisions of such Warrant.

2. If Stock in the Company or a Subsidiary is certificated, please deliver to the custodian for the selling shareholders a certificate representing the Subject Common Stock in the name of The undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company [$_______] as the full Warrant Exercise Price from the proceeds of the sale of the Subject Common Stock.

By:_______________________________

By:_______________________________
(Signature)

(Date)

EXHIBIT B
ASSIGNMENT FORM

(To be executed only upon the assignment of the Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfers unto ______________________________, whose address is ______________________________, all or the rights of the undersigned under the attached Warrant of Raybor Management, Inc., an Oregon corporation (the "**Company**"), and does hereby irrevocably constitute and appoint ______________________________ its attorney-in-fact to register such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated: ______________________

By:______________________________

By:______________________________
(Signature)